UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2025

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Estrella Way
Burbank, California		91504
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Entravision Communications Corporation (the “Company”) is party to that certain Office Lease, dated as of August 19, 1999, between the Company and Water Garden Company, LLC (the “Landlord”), as amended by that certain First Amendment to Lease and Agreement Re: Sixth Floor Additional Space dated as of March 15, 2001, that certain Second Amendment to Lease dated as of October 5, 2005, that certain Third Amendment to Lease dated as of January 31, 2011, that certain Fourth Amendment to Lease dated as of January 14, 2021, that certain Fifth Amendment to Lease dated as of February 16, 2022, and that certain Sixth Amendment to Lease dated as of June 7, 2022 (collectively, the “Lease”). As previously disclosed by the Company in its Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 6, 2025, the Company's management decided to vacate its previous corporate headquarters in Santa Monica, California in February 2025 and cease making further payments under the Lease, which was scheduled to expire June 31, 2034.

On April 18, 2025, the Landlord notified the Company that the Landlord was terminating the Lease pursuant to its terms.

As of December 31, 2024, the Company's consolidated balance sheet included the following amounts related to this lease (in millions):

Operating leases right of use asset	$16.3
Property and equipment, net of accumulated depreciation	$9.3
Operating lease liabilities	$1.5
Long-term operating lease liabilities	$21.2

The Company is currently unable to estimate the actual costs and damages that may be incurred by the Company as a result of the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entravision Communications Corporation

Date:	April 24, 2025	By:	/s/ Michael Christenson
Michael Christenson, Chief Executive Officer